Exhibit 10.27(a)


                    AMENDED AND RESTATED SEVERANCE AGREEMENT


            THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (this "Agreement"), dated as of September 1, 2008, is by and between Playboy Enterprises, Inc., a Delaware corporation (the "Company"), and ____________, (the "Executive") and is, effective as of January 1, 2008, hereby amending, restating and superseding that prior Severance Agreement between the parties dated November 29, 2001, for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

                                   WITNESSETH:

            WHEREAS, the Executive is a senior executive or key employee of the Company and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

            WHEREAS, the Company recognizes that, as is the case for most publicly-held companies, the possibility of a Change in Control exists;

            WHEREAS, the Company desires to assure itself of both present and future continuity of management and desires to establish certain minimum severance benefits for certain of its senior executive officers and other key employees, including the Executive, applicable in the event of a Change in Control;

            WHEREAS, the Company wishes to ensure that its senior executives and other key employees are not practically disabled from discharging their duties in respect of a proposed or actual transaction involving a Change in Control; and

            WHEREAS, the Company desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Company;

            NOW, THEREFORE, the Company and the Executive agree as follows:

          1. Certain Defined Terms: In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

                    (a) "Base Pay" means the Executive's annual base salary at a rate not less than the Executive's annual fixed or base compensation as in effect for Executive immediately prior to the occurrence of a Change in Control or such higher rate as may be determined from time to time by the Board of Directors of the Company (the "Board") or a Committee thereof.

                    (b)  "Change  in  Control"   means  any  of  the   following
          occurrences during the Term:

                              (i) Hugh M. Hefner directly or as beneficial owner
                    and Christie Hefner cease collectively to hold over 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

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                              (ii) except pursuant to a transaction described in
                    the proviso to Section 1(b)(iv) or (v), a sale, exchange or other disposition of PLAYBOY Magazine; or

                              (iii) except  pursuant to a transaction  described
                    in the proviso to Section 1(b)(iv) or (v), the liquidation or dissolution of the Company; or

                              (iv)  the  Company  is  merged,   consolidated  or
                    reorganized into or with another corporation or other legal person; provided, however, that no such merger, consolidation or reorganization will constitute a Change in Control if the merger, consolidation or reorganization is initiated by the Company and as a result of such merger, consolidation or reorganization not less than a majority of the combined voting power of the then-outstanding securities of the surviving, resulting or ultimate parent corporation, as the case may be, immediately after such transaction is held in the aggregate by persons who held not less than a majority of the combined voting power of the outstanding Voting Stock of the Company immediately prior to such transaction; or

                              (v) the Company  sells or otherwise  transfers all
                    or substantially all of its assets to another corporation or other legal person; provided, however, that no such sale or transfer will constitute a Change in Control if the sale or transfer is initiated by the Company and as a result of such sale or transfer not less than a majority of the combined voting power of the then-outstanding securities of such corporation or other legal person, as the case may be, immediately after such sale or transfer is held in the aggregate by persons who held not less than a majority of the combined voting power of the outstanding Voting Stock of the Company immediately prior to such sale or transfer; or

                              (vi) an equity or other investment in the Company,
                    the result of which is that Christie Hefner ceases to serve as the Company's Chief Executive Officer or relinquishes upon request or is divested of any of the following responsibilities:

                                        (A) functioning as the person  primarily
                              responsible for establishing policy and direction for the Company; or

                                        (B) being the  person to whom the senior
                              executives of the Company report; or

                              (vii) the  adoption  by the Board of a  resolution
                    that, for purposes of this Agreement, a Change in Control has occurred.

          For purposes of Section 1(b)(i), any Voting Stock beneficially owned (as such term is defined under Rule 13d-3 or any successor rule or regulation under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the Hugh M. Hefner Foundation shall be deemed to be held by Christie Hefner if and so long as she has sole voting power with respect to such Voting Stock.

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                    (c) "Cause" means that, prior to any termination pursuant to
          Section 3(b) hereof, the Executive shall have:

                              (i)  been   convicted  of  a  criminal   violation
                    involving dishonesty, fraud or breach of trust; or

                              (ii)  willfully   engaged  in  misconduct  in  the
                    performance of Executive's duties that materially injures the Company or any entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities (a "Subsidiary").

                    (d) "Disability" means a condition whereby the Executive:

                              (i) is unable to engage in any substantial gainful
                    activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

                              (ii) is, by reason of any  medically  determinable
                    physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Executive's employer.

                    (e) "Employee Benefits" means the perquisites,  benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Executive is entitled to participate, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, executive protection, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are provided thereunder immediately prior to a Change in Control.

                    (f) "Incentive Pay" means bonus, incentive or other payments of cash compensation, in addition to Base Pay, made or to be made in regard to services rendered pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company, or any successor thereto providing benefits at least as great as the benefits provided thereunder immediately prior to a Change In Control.

                    (g) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following subsections shall have occurred:

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                              (i) the  Company  enters  into an  agreement,  the
                    consummation of which would result in the occurrence of a Change in Control;

                              (ii) the Company or any Person publicly  announces
                    an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

                              (iii) the Board adopts a resolution  to the effect
                    that, for purposes of this Agreement, a Potential Change in Control has occurred.

                    (h) "Potential Change in Control Period" shall commence upon the occurrence of a Potential Change in Control and shall lapse upon the occurrence of a Change in Control or, if earlier:

                              (i) with respect to a Potential  Change in Control
                    occurring pursuant to Section l(f)(i), immediately upon the abandonment or termination of the applicable agreement;

                              (ii) with respect to a Potential Change in Control
                    occurring pursuant to Section l(f)(ii), immediately upon a public announcement by the applicable party that such party has abandoned its intention to take or consider taking actions which if consummated would result in a Change in Control; or

                              (iii) with respect to a Potential Change in Control occurring pursuant to Section l(f)(iii), upon the one year anniversary of the occurrence of a Potential Change in Control (or such earlier date as may be determined by the Board).

                    (i) "Severance Period" means the period of time commencing on the date of each occurrence of a Change in Control and continuing until the earliest of:

                              (i) eighteen  months  following the  occurrence of
                    the Change in Control; or

                              (ii) the Executive's death;

          provided, however, that commencing on each anniversary of the Change in Control, the Severance Period will automatically be extended for an additional eighteen months unless, not later than 120 calendar days prior to such date, either the Company or the Executive shall have given written notice to the other that the Severance Period is not to be so extended.

                    (j) "Term" means the period commencing as of the date hereof and expiring as of the later of:

                              (i) the close of business on December 31, 2008; or

                              (ii) the expiration of the Severance Period;

          provided, however, that the term of this Agreement will automatically be extended each year for an additional year unless, not later than September 30 of the immediately preceding year,

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

          the Company or the Executive shall have given notice that it or the Executive, as the case may be, does not wish to have the Term extended. Notwithstanding the foregoing, if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company or any Subsidiary, thereupon without further action, the Term shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect. For purposes of this Section 1(i), the Executive shall not be deemed to have ceased to be an employee of the Company or any Subsidiary by reason of the transfer of Executive's employment between the Company and any Subsidiary, or among any Subsidiaries.

                    (k) "Targeted Bonus" shall mean the targeted bonus for Executive's position as set forth in the Company's Executive Incentive Compensation Plan ("EICP") established for the then applicable fiscal year, which shall be equal to fifty percent (50%) times the maximum amount which Executive could earn under the EICP with respect to established quantifiable and objective financial goals.

          2. Operation of Agreement: This Agreement will be effective and binding immediately upon its execution, but, anything in this Agreement, to the contrary notwithstanding, will not be operative unless and until a Change in Control occurs, whereupon without further action this Agreement shall become immediately operative.

          3. Termination Following a Change in Control:

                    (a) In the event of the occurrence of a Change in Control, the Executive's employment may be terminated by the Company during the Severance Period and the Executive shall not be entitled to the benefits provided by Section 4 only upon the occurrence of one or more of the following events:

                              (i) The Executive's death;

                              (ii) The Executive's Disability; or

                              (iii) Cause.

          If, during the Severance Period, the Executive's employment is terminated by the Company other than pursuant to Section 3(a)(i), 3(a)(ii) or 3(a)(iii), the Executive will be entitled to the benefits provided by Section 4 hereof.

                    (b) In the event of the occurrence of a Change in Control, the Executive may terminate employment with the Company and any Subsidiary during the Severance Period with the right to severance compensation as provided in Section 4 upon the occurrence of one or more of the following "Good Reason" events (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including without limitation other employment) which occur without the Executive's consent:

                              (i) the Executive is not elected to, or is removed
                    from, any elected office of the Company and/or Subsidiary, as the case may be, which the Executive held immediately prior to the Change of Control; or

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

                              (ii) the Executive is not re-nominated by the Board as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Change in Control; or

                              (iii) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position, authority, duties or responsibilities which the Executive held immediately prior to the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                              (iv) any failure by the Company to comply with any
                    of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                              (v) a material  reduction in the  aggregate of the
                    Executive's Base Pay and Incentive Pay payable to the Executive by the Company and any Subsidiary; or

                              (vi) the failure of a successor/tranferee organization to assume all duties and obligations of the Company under this Agreement pursuant to Section 10(a) following the liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, and where the Executive has no employee/employer relationship with such successor/transferee organization following the Change of Control; or

                              (vii) The Company or any of its Subsidiaries requires the Executive regularly to perform Executive's duties of employment beyond a materially different geographic radius from the location of Executive's employment immediately prior to the Change in Control or requires the Executive to travel away from Executive's office in the course of discharging Executive's responsibilities or duties hereunder at least 50% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately prior to the Change of Control.

                    (c) A termination by the Company pursuant to Section 3(a) or 3(d) or by the Executive pursuant to Section 3(b) or 3(d) will not affect any rights or benefits which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits (an "Other Arrangement"), which rights and benefits shall be governed by the terms thereof, including, without limitation, rights to payments under the Company's bonus and incentive plans for prior fiscal years which have been earned but not yet paid to Executive. Notwithstanding the foregoing, if the Executive has any rights to severance compensation upon termination of employment under any employment agreement Executive may have with the Company or any Other Arrangement, such rights shall, during the Severance Period, be completely superseded by this Agreement; for the

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

          avoidance of doubt, Executive can only receive severance compensation under this Agreement or under the Other Arrangement, not both.

                    (d) For purposes of this Agreement, a termination of Executive's employment during a Potential Change in Control Period: (

                              (i) by the  Company  other  than  pursuant  to the
                    events described in Section 3(a)(i),  3(a)(ii) or 3(a)(iii);
                    or

                              (ii) by Executive  following the occurrence of one
                    of the events described in Section 3(b)(i) through (vii),

          shall be deemed to be a termination of Executive's employment during the Severance Period entitling Executive to benefits provided by
          Section 4.

          4. Severance Compensation:

                    (a) If, following the occurrence of a Change in Control, the Company terminates the Executive's employment during the Severance Period other than pursuant to Section 3(a), or if the Executive terminates Executive's employment pursuant to Section 3(b), the Company will pay to the Executive the following:

                              (i) an amount (the  "Severance  Payment") equal to
                    three times the sum of:

                                        (A) Base Pay, plus

                                        (B) the greater of:

                                                  (I) the average  actual  bonus
                                        earned by the Executive  pursuant to any
                                        annual   bonus   or    incentive    plan
                                        maintained  by the Company in respect of
                                        the   three    fiscal    years    ending
                                        immediately  prior to the fiscal year in
                                        which occurs such Change in Control (or,
                                        such lesser number of years during which
                                        the   Executive   was  employed  by  the
                                        Company and annualized in the case of any such bonus paid in respect of a portion of a fiscal year); and

                                                  (II)   the   Targeted    Bonus
                                        (determined  in accordance  with Section
                                        1(j) of this Agreement

                    (the  greater  of  Subclause  (I) and  Subclause  (II) being
                    hereinafter   referred   to   as   the   "Highest   Bonus");

          such Severance Payment,  as permitted pursuant to Treasury  Regulation
          Section 1.409A-1(b)(9)(iii), shall be payable in three payments as follows:

                              (1) an amount equal to the lesser of:

                                        (a)   fifty   percent   (50%)   of   the
                              Executive's annual Base Pay as of his date of termination; or

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                                        (b) two (2) times the compensation limit
                              of Code  Section  401(a)(17)  (i.e.,  $460,000 for
                              2008)

                    shall be paid to Executive equally over the number of pay periods between the Executive's date of termination and the seventh month anniversary of the Executive's date of termination; and

                              (2) an amount,  if any,  equal to the  Executive's
                    annual Base Pay as of the Executive's date of termination reduced by the amount paid to the Executive under Item (1) immediately above will be paid equally over the number of pay periods between the Executive's seventh month anniversary of his date of termination and the 12 month anniversary of his date of termination; and

                              (3) the  remainder,  if any,  which  is an  amount
                    equal to the Severance Payment reduced by the amount paid to Executive under Items (1) and (2) immediately above, shall be paid to Executive in a lump sum no later than the seventh month anniversary of his date of termination;

                              (ii) for 36 months  following the Termination Date
                    (the "Continuation Period"), the Company will arrange to provide the Executive with Employee Benefits that are welfare benefits (but not stock option, stock purchase, stock appreciation or similar compensatory benefits) no less favorable than those which the Executive was receiving or entitled to receive immediately prior to the Termination Date, including benefits provided under the Company's Executive Protection Plan. If and to the extent that any benefit described in this Section 4(a)(ii) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will itself pay or provide for the payment to the Executive, or Executive's dependents and beneficiaries, of such Employee Benefits. Without otherwise limiting the purpose or effect of Section 5, Employee Benefits otherwise receivable by the Executive pursuant to this Section 4(a)(ii) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period. Such welfare benefits shall be provided and paid for the Executive per regular payroll period of the Company commencing with the first payroll period following the Executive's termination of employment and continuing for 36 month thereafter. Medical expenses (as defined in Code
                    Section 213(d)) paid pursuant to this subparagraph (ii) are intended to be exempt from Code Section 409A to the extent
                    permitted         under         Treasury          Regulation
                    ss.ss.1.409A-1(b)(9)(v)(B) and -3(i)(1)(iv)(B).  However, to
                    the extent any welfare benefits provided pursuant to this subparagraph (ii) do not qualify for exemption under Code
                    Section 409A, the Company shall provide Executive with a lump sum payment in an amount equal to the number of months of coverage to which he is entitled times the then applicable premium for the relevant benefit plan in which Executive participated. Such lump sum amount will be paid during the second month following the month in which such coverage expires.

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                              (iii)  Notwithstanding any provision of any annual
                    or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of:

                                        (A) any  unpaid  incentive  compensation
                              which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Termination Date under any such plan and which, as of the Termination Date, is contingent only upon the continued employment of the Executive to a subsequent date; and

                                        (B) the product of the Highest Bonus and
                              a fraction, the numerator of which is the number of days in the fiscal year in which the Termination Date occurs prior to the Termination Date and the denominator of which is 365.

                    Such amount shall be paid to the Executive in accordance with the terms of the relevant underlying incentive compensation plan at the time all other executives are paid pursuant to such plan with respect to any such incentive compensation for such year which includes Executive's date of termination under this Section 4(a).

                              (iv) Notwithstanding the terms or conditions of any awards relating to a grant of restricted shares, all restricted shares which are not vested as of the Termination Date shall become fully vested.

                              (v) The Company shall  provide the Executive  with
                    outplacement services suitable to the Executive's position. The Executive shall commence the outplacement services no later than sixty (60) days following his termination date under this Section 4(a), but in no event shall such services be provided beyond December 31 of the second year following the year of termination or, if earlier, the first acceptance by the Executive of an offer of employment..

                    (b) There will be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement, except as expressly provided in Section 4(a)(ii).

                    (c) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at the prime rate in effect at the First National Bank of Chicago. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                    (d) Notwithstanding any other provision hereof, the parties' respective rights and obligations under this Section 4 and under Sections 6 and 7 will survive any termination or expiration of this Agreement following a Change in Control or the termination of the Executive's employment following a Change in Control for any reason whatsoever.

          5. No Mitigation Obligation: The Company hereby acknowledges that it will be difficult and may be impossible:

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                    (a)  for  the  Executive  to  find   reasonably   comparable
          employment following the Termination Date; and

                    (b) to measure the amount of damages which Executive may suffer as a result of termination of employment hereunder.

Accordingly, the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable and will be liquidated damages, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise reduce any payments or benefits to be provided to Executive hereunder, except as expressly provided in Section 4(a)(ii).

          6. Certain Additional Payments by the Company:

                    (a) In the event that this Agreement  becomes  operative and it is determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by
          Section 4999 of the Internal Revenue Code of 1986, as amended (or any successor provision thereto), or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Executive will be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding anything to the contrary, any Gross-Up Payment pursuant to this Section 6(a) shall be paid no later than December 31 of the year following the year in which the Executive pays the applicable Excise Tax, and, if the Executive is a `specified employee', as defined and applied in Code Section 409A as of the termination date, no earlier than the first day of the seventh month following such date.

                    (b) Subject to the provisions of Section 6(f) below, all determinations required to be made under this Section 6, including whether an Excise Tax is payable by Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by Executive in Executive's sole discretion. Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Executive within 15 calendar days after the date of the Change in Control or the date of Executive's termination of employment, if applicable, and any other such time or times as may be requested by the Company or Executive. For purposes of determining the amount of the Gross-Up Payment, the Executive

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


          shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Termination Date (or if there is no Termination Date, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6(b)), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. If the Accounting Firm determines that any Excise Tax is payable by Executive, the Company will pay the required Gross-Up Payment to Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that Executive has substantial authority not to report any Excise Tax on Executive's federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(f) below and Executive thereafter is required to make a payment of any Excise Tax, Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, Executive within five business days after receipt of such determination and calculations.

                    (c)  The  Company  and  Executive   will  each  provide  the
          Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 6(b) above.

                    (d) The federal, state and local income or other tax returns filed by Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Executive. Executive will make proper payment of the amount of any Excise Tax. If prior to the filing of Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Executive will within five business days pay to the Company the amount of such reduction.

                    (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated  by  Section  6(b)  and (d)  above  will be  borne by the
          Company. If such fees and expenses are initially advanced by Executive, the Company will reimburse Executive the full amount of such fees and expenses within five business days after receipt from Executive of a statement therefor and reasonable evidence of Executive's payment thereof.

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

                    (f) Executive will notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable, but no later than 10 business days after Executive actually receives notice of such claim, and Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by Executive). Executive will not pay such claim prior to the earlier of:

                              (i) the expiration of the  30-calendar-day  period
                    following the date on which Executive gives such notice to the Company; and

                              (ii) the date  that any  payment  of  amount  with
                    respect to such claim is due.

          If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will:

                                        (A) provide the Company with any written
                              records or documents in Executive's possession relating to such claim reasonably requested by the Company;

                                        (B) take such action in connection  with
                              contesting such claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                                        (C)  cooperate  with the Company in good
                              faith in order effectively to contest such claim; and

                                        (D) permit the Company to participate in
                              any proceedings relating to such claim;

          provided,  however,  that the Company  will bear and pay  directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 6(f), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 6(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided that Executive may participate therein at Executive's own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to Executive on an

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

          interest-free basis and will indemnify and hold Executive harmless, on an after-tax basis, from any excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                    (g) If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 6(f) above, Executive receives any refund with respect to such claim, Executive will (subject to the Company's complying with the requirements of Section 6(f) above) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 6(f) above, a determination is made that Executive will not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial or refund prior to the expiration of 30-calendar-days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 6.

          7. Legal Fees and Expenses: If it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void, invalid or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction.

Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company will pay and be solely financially responsible for Executive's out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by the Executive in connection with any of the foregoing; provided, however, in the case of any such litigation or other action or proceeding in which the Company or any of its affiliates and Executive are adverse parties, the Company shall not pay or be responsible for any such expenses if the Company or any of its affiliates prevails against the Executive.

          8. Employment Rights; Termination Prior to Change in Control: Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any Subsidiary prior to or following any Change in Control.

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

          9. Withholding of Taxes: The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

          10. Successors and Binding Agreement:

                    (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                    (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                    (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 10(a) and 10(b) hereof. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, garnishment, creation of a security interest, claims for alimony, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 10(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

          11. Notices: For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at Executive's principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

          12. Dispute Resolutions: Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          13. Governing Law: The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

          14. Validity: If a ny provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

          15. Miscellaneous: No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which is not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement. Effective as of the date hereof, this Agreement supersedes and replaces the prior Severance Agreement entered into between the Executive and the Company.

          16. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    PLAYBOY ENTERPRISES, INC.,


                                    By:
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------

ACCEPTED and AGREED to:


------------------------------
Alex Vaickus



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